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                                                                   EXHIBIT 10.29


                               FIRST AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT (this "Amendment") to the Loan and Security Agreement is entered into as of the 1st day of January, 1997, by and between McInnes Steel Company, Eballoy Glass Products Company, Erie Bronze & Aluminum Company, and McInnes International, Inc., as borrowers (the foregoing shall be referred to herein collectively as "Borrowers" and separately as a "Borrower"), Centrum Industries, Inc. and McInnes Services, Inc., as guarantors (collectively the "Guarantors" and separately a "Guarantor"), and The Huntington National Bank (the "Bank").

                                   RECITALS:

         A. As of February 29, 1996, the Borrowers, the Guarantors and the Bank executed a certain Loan and Security Agreement (hereinafter the "Loan Agreement"), setting forth the terms of certain extensions of credit to the Borrowers; and

         B. As of February 29, 1996, the Borrowers executed and delivered to the Bank, inter alia, a revolving note in the original principal sum of Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) (hereinafter the "Revolving Note"); and

         C. As of February 29, 1996, the Borrowers executed and delivered to the Bank, inter alia, a commercial loan note in the original principal sum of Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000.00) (hereinafter the "Term Note") (the Revolving Note and the Term Note are hereinafter referred to as the "Note"); and

         D. In connection with the Loan Agreement and the Note, the Borrowers executed and delivered to the Bank certain other loan documents, a reimbursement agreement, open-end mortgages, assignment of rents and security agreements, a second mortgage, assignment of rents and security agreement, lockbox agreements, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Note and the Loan Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         E. The Borrowers have requested modifications to certain provisions in the Loan Agreement, and the Borrowers and the Bank are willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Section 1.2, "Borrowing Base," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                 1.2 Borrowing Base. The principal balance of the Revolving Loans made to any Borrower, plus the aggregate stated value outstanding at any time of Letter of Credit issued for such Borrower, shall not exceed such Borrower's Borrowing Base. "Borrowing Base" shall mean, with respect to any Borrower, the sum of the following with respect to such Borrower (a) 70% of Eligible Raw Materials Inventory not to exceed the Consolidated Eligible Raw Materials Inventory Cap; plus (b) 60% of Eligible Material Content of WIP Inventory not to exceed the Consolidated Eligible Material Content WIP Inventory Cap, plus (c) the Eligible Equipment Availability, plus (d) 85% of Eligible Accounts (collectively the "Borrowing
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                 Base").  "Consolidated Eligible Raw Materials Inventory Cap"
                 means an amount not to exceed $3,500,000 with respect to the Eligible Raw Materials Inventory of all of the Borrowers in the aggregate. "Consolidated Eligible Material Content of WIP Inventory Cap" means an amount not to exceed $1,500,000 with respect to the Eligible Material Content of WIP Inventory of all of the Borrowers in the aggregate. The Bank, in its sole good faith discretion, reserves the right upon notice to the Borrowers to increase or decrease the foregoing percentages or the maximum dollar amount attributable to the Consolidated Raw Materials Inventory Cap or the Consolidated Eligible Material Content of WIP Inventory Cap. "Eligible Equipment Availability" shall mean with respect to Eligible Equipment the following amounts with respect to the following periods:

                 (i) from the date of this Agreement through and including December 30, 1996, with respect to MSC, the sum of $3,700,000, with respect to EBA, the sum of $767,000, and with respect to Eballoy, the sum of $283,000,
                 (ii) beginning December 31, 1996, and continuing through and including December 30, 1997, with respect to MSC, the sum of $3,083,333, with respect to EBA, the sum of $586,500, and with respect to Eballoy, the sum of $235,833,
                 (iii) beginning December 31, 1997, and continuing through and including December 30, 1998, and with respect to MSC, the sum of $2,466,667, with respect to EBA, the sum of $406,000, with respect to Eballoy, the sum of $188,667, and
                 (iv) beginning December 31, 1998, and continuing at all times thereafter, with respect to MSC, the sum of $1,850,000, with respect to EBA, the sum of $225,500, and with respect to Eballoy, the sum of $141,500, minus with respect to each applicable period the appraised value of any Equipment that is sold, transferred or disposed of pursuant to the terms of this Agreement or becomes obsolete after December 27, 1995.

         3. Schedule 6.11 referenced in Section 6.11, "Compensation of Officers and Affiliated Persons," of the Loan Agreement is hereby amended and replaced with the Schedule 6.11 attached hereto and incorporated herein by this reference.

         4. Section 6.19, "Operating Lease Rentals," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                 6.19 Operating Lease Rentals. The Borrowers and MSI have entered into the operating leases as set forth in Schedule
                 6.19 attached hereto The Borrowers and MSI, on a consolidated basis, will not without the prior written approval of the Bank enter into operating leases providing in the aggregate for annual rentals which exceed $200,000.00.

         5. Section 6.22, "Accounts Payable Turnover Days," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                 6.22     Accounts Payable Turnover Days.   At any time, on a
                 consolidated basis, the Borrower's Accounts Payable Turnover Days shall not exceed 70. "Accounts Payable Turnover Days" shall mean the ratio of such Borrower's (a) average month-end balance of trade


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                 accounts payable for such period, to (b) the Average Daily
                 Cost of Sales for such period. "Average Daily Cost of Sales" shall mean the total cost of sales for such period divided by the number of days in such period. Such ratio shall be determined as of the last day of each month for the twelve month period ending on such date or, if fewer than twelve months have occurred since the date of this Agreement, for the period from the date of this Agreement to such date.

         6. Conditions of Effectiveness. This Amendment shall become effective as of January 1, 1997, upon satisfaction of all of the following condition:

         (a) The Bank shall have received two duly executed copies of the First Amendment to Loan and Security Agreement and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

         (b) The representations contained in paragraph 7 below shall be true and accurate.

         7. Representations. Each of the Borrowers represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of such Borrower in the Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) such Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or Pending Default.

         8.      Amendment to Loan Agreement.  (a) Upon the effectiveness of
Section 2 through Section 5 hereof, each reference in the Loan Agreement to "Loan and Security Agreement," "Loan Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrowers which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. Each of the Borrowers ratifies and confirms each term, provision, condition and covenant set forth in the Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         9. Authority. Each of the Borrowers hereby represents and warrants to the Bank that (a) such Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Borrower has been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of such Borrower or any law applicable to such Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon such Borrower in every respect.


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         10.     Counterparts.  This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         11. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

                 IN WITNESS WHEREOF, the Borrowers, the Guarantors and the Bank have hereunto set their hands as of the date first set forth above.


                                        THE BORROWERS:

                                        MCINNES STEEL COMPANY


                                        By Timothy M. Hunter
                                          --------------------------------------
                                        Its Vice President, Chief Financial
                                            Officer, Treasurer/Secretary
                                           -------------------------------------


                                        EBALLOY GLASS PRODUCTS COMPANY

                                        By Timothy M. Hunter
                                          --------------------------------------

                                        Its Treasurer/Secretary
                                           -------------------------------------


                                        ERIE BRONZE & ALUMINUM COMPANY


                                        By Timothy M. Hunter
                                          --------------------------------------

                                        Its Treasurer/Secretary
                                           -------------------------------------


                                        MCINNES INTERNATIONAL, INC.


                                        By Timothy M. Hunter
                                          --------------------------------------

                                        Its Treasurer/Secretary
                                           -------------------------------------

                                        THE GUARANTORS:

                                        CENTRUM INDUSTRIES, INC.


                                        By George H. Wells
                                          --------------------------------------

                                        Its President
                                           -------------------------------------


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                                        MCINNES SERVICES, INC.


                                        By Timothy M. Hunter
                                          --------------------------------------

                                        Its Treasurer/Secretary
                                           -------------------------------------


                                        THE BANK:

                                        THE HUNTINGTON NATIONAL BANK


                                        By: Mark R. Matheson
                                           -------------------------------------

                                        Its: Assistant Vice President
                                            ------------------------------------







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                                 SCHEDULE 6.11

                            Compensation of Officers

Name                  Base Compensation         Bonus             Fringes (3)             Comments
----                  -----------------         -----             -----------             --------
Anthony A. Montani    $       140,000(1)       Varies(2)        $          3,500          Executive Medical Reimbursement Plan.
                                                                           2,600          Premium for $100,000 Whole-Life insurance
                                                                                          contract.
                                                                           1,600(4)       Country Club and Dinner Club dues and
                                                                                          assessments.
                                                                     As incurred          Personal tax return preparation.
                                                                           2,000          Non-Qualified Deferred Compensation Plan
                                                                                          contribution.
                                                                             (5)          Stock Option Plan.

Timothy M. Hunter     $       108,000(1)       Varies(2)        $          3,500          Executive Medical Reimbursement Plan.
                                                                           1,000          Premium for $100,000 Whole-Life insurance
                                                                                          contract.
                                                                           1,400(4)       Country Club and Dinner Club dues and
                                                                                          assessments.
                                                                     As incurred          Personal tax return preparation.
                                                                             (5)          Stock Option Plan.


(1) Adjusted annually at the lesser of the CPI or 4%. Refer to Section 3 of respective employment agreements.

(2) Bonus payable based upon a formula of 3.125% of profit (Profit defined as pretax profit before intercompany administrative charges and bonus payments) split between a maximum of 3 people. See Performance Award Plan.

(3) Fringe benefits listed are those benefits in excess of the normal employee benefit plans provided to the salaried employees. Refer to
         Section 5 of employment agreements.

(4) Dues amount only. Total payments may vary based upon assessments, etc. Refer to Section 5 of respective employment agreements.

(5) Refer to Centrum Industries' Stock Option Agreement, Stock Option Agreement between Centrum Industries and Principal Shareholder, and Performance Award Plan.